Articles of Incorporation      File #C29417-01
                      (pursuant to NRS 78)        Filed Nov 02 2001
                        STATE OF NEVADA
                      Secretary of State

FIRST:     The name of the corporation is Web Views Corporation

SECOND:    The resident agent for this corporation is:
           Access Incorporation Services, Inc.
           Street Address:  1504 #8-RS268 Main Street,
           Gardnerville, NV  89410-5273.
           (physical location only, no mail allowed)

           Mailing address if different:
           21550 Oxnard Street Suite 300
           Woodland Hills, CA  91367

THIRD: The amount of the total authorized capital stock of this corporation is Twenty Five Million Shares of common stock having $.001 par value.

FOURTH: The governing Board of Directors shall consist of three directors and the names and addresses are as follows:

           Raymond Kitzul         Ed Kitzul         Karrol Kitzul
           5114 Lakeshore Rd.     2798 Capri Rd.    2798 Capri Rd.
           Burlington, Ontario    Kelowna, B.C.     Kelowna, B.C.
           L7L 1B9                V1Z3E6            V1Z3E6

FIFTH: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General
           Corporation Law of Nevada.

SIXTH: The form includes the minimal statutory requirements to incorporate under NRS 78. There are no pages attached.

SEVENTH:   Signature of Incorporator

           Gannon Stride
           21550 Oxnard Street, Suite 300
           Woodland Hills, CA  91367

           /s/ Gannon Stride
           Signature of Incorporator

EIGHTH:    Certificate of acceptance of appointment of resident agent:
           I, Access Incorporation Services, Inc., hereby accept appointment as resident agent for the above named corporation.

           /s/Gannon Stride             Date  September 20, 2001
           Signature of resident agent
           Gannon Stride on behalf of
           Access Incorporation Services, Inc.